EXHIBIT 10.7

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This AGREEMENT is made as of March 1st 2005 (the “Effective Date”), by and between HemoSense, Inc., (hereafter referred to as “HemoSense”), a California Corporation, and Quality Assured Services, Inc. (aka, QAS), with its principal place of business 1506 N Orange Blossom Trail, Orlando, Florida, 32804 (hereafter referred to as “Distributor”). As used in this Agreement, HemoSense and Distributor are each referred to as a “Party” and collectively as “the Parties.” This Agreement amends, supercedes and restates in its entirety the Distribution Agreement by and between the Parties dated March 31, 2003 (the “Original Agreement”).

WITNESSETH:

WHEREAS HemoSense manufactures products, which include instrumentation and reagents designed for testing various blood analytes.

WHEREAS, Distributor desires to distribute and market the devices and related test supplies subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises hereof and the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1 – APPOINTMENT

HemoSense hereby appoints Distributor and Distributor hereby accepts appointment as a non-exclusive distributor of the HemoSense products listed or described on Exhibit A (the “Products”), commencing on the date that the Original Agreement was executed by both Parties.

When new products as part of the product line become available, HemoSense will notify Distributor and Distributor will have the right to purchase these new products from HemoSense under the terms of this Agreement.

ARTICLE 2 – TERMS OF AGREEMENT

2.1	The initial term of this Agreement commences upon the Effective Date and ends February 28, 2007 (the “Initial Term”). Upon the expiration of the Initial Term, and each Renewal Term thereafter (if any), this Agreement shall be automatically renewed for a one-year term (each, a “Renewal Term”) unless terminated by either Party in writing and in accordance to Article 19 of the Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.2	No modification of this Agreement is effective or binding unless in writing and signed by the Parties. This Agreement consists of thirteen (13) pages, including exhibits.

2.3	Distributor’s authority under this Agreement is limited to directly distributing the Products solely to the end-user customers within the markets and channels identified on Exhibit B (the “Permitted Markets/Channels”) solely in the territory identified on Exhibit B (the “Territory”).

2.4	DISTRIBUTOR has no authority or right, either legal or apparent, expressed or implied, to bind HemoSense in any contractual, financial, or legal obligation.

2.5	Both Parties agree to hold harmless and indemnify the other for any loss or damage sustained by the other as a direct result of their malfeasance or action which exceed their rights or authority in this Agreement.

ARTICLE 3 – OBLIGATIONS OF THE DISTRIBUTOR

3.1	The Distributor will develop adequate numbers of suitably qualified personnel as well as suitable equipment and infrastructure for efficient warehousing, distribution and sale, and other services related to the Products throughout the Territory.

3.2	The Distributor will provide appropriate and professional installation and application advice (within [***] business days of delivery to its customers), follow-up services and advice, 24-hour on-call support, insurance reimbursement services, regulatory requirements advice and guidance, technical support, training/help/support and, at their option, data management programs to purchasers of Products when so requested by the purchaser at no charge to HemoSense.

3.4	The Distributor will inform HemoSense on a timely basis of any claims, complaints, adverse events or deficiencies concerning the Products in the Territory and shall provide reasonable assistance to HemoSense in handling such claims and events within a 48 hour period

3.5	The Distributor will maintain stocks of all the Products at an appropriate level determined by HemoSense and Distributor having regard to the monthly sales thereof in the Territory and will ship product to purchasers the same business day it is requested, when orders are received by 3:00 p.m. EST on normal business days.

3.6	Within three weeks of the Effective Date, the Distributor will provide HemoSense with its unit per month Product sales forecast for the six (6) month period commencing with the first day of the month following the Effective Date (the “Initial Forecast”). The Initial Forecast will be categorically itemized by the

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various components of the Product, (i.e. projected monthly purchases of meters, strips and other INRatio disposables). By the first ( 1st ) day of the month after the Effective Date, and on the 1st day of each month thereafter, the Distributor will provide updated twelve (6) month rolling forecasts (the “Rolling Forecast”).

3.7	Distributor shall, at its own expense, and in a manner consistent with the sales policies of HemoSense:

(a)	place the Product in Distributor’s catalogues as soon as possible, attend such the appropriate trade shows and display the Product in any applicable trade show that it attends;

(b)	provide adequate contact with existing and potential customers within the Permitted Markets/Channels and Territory on a regular basis, consistent with good business practice;

(c)	assist HemoSense in assessing customers’ requirements for the Product, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features; and

(d)	submit market research information, as reasonably requested by HemoSense, regarding competition and changes in the market within the Territory.

3.8	If requested by HemoSense, Distributor shall develop an annual business plan for the Product which shall include, without limitation, promotion strategy and tactics, and sales and other marketing plans (“Business Plan”). Any such Business Plan shall be provided to HemoSense for prior review and approval, which approval shall not be unreasonably withheld. The Business Plan for the first year of this Agreement shall be provided to HemoSense within one (1) month after the Effective Date, and no request therefore need be made by HemoSense. Thereafter, if requested, Distributor shall provide Business Plans to HemoSense for review and approval not later than sixty (60) days before January 1 of the Calendar Year to which such Business Plan pertains.

ARTICLE 4 – OBLIGATIONS OF THE COMPANY

4.1	HemoSense will use commercially reasonable efforts to maintain stocks of all the Products at an appropriate level having regard to the monthly sales thereof in the Territory. HemoSense will inform the Distributor of the available stock of the Products and will provide the Distributor feedback on product deliveries (e.g. order confirmation including availability of product and shipping schedules within 24 hours of receipt of the order).

4.2	HemoSense will use good faith commercial efforts to process and ship all orders in accordance with requested delivery dates subject to availability and mutual agreement on delivery dates. However, no Distributor purchase orders for Products are binding on HemoSense unless accepted by HemoSense in writing.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4.3	The delivery date requested in a Distributor purchase order shall be considered the date Distributor requests shipment by HemoSense. HemoSense will determine, in its sole discretion, the shipping origin of the Product. The shipping confirmation will be provided to the Distributor by fax and/or by e-mail. Products shipped by HemoSense under this Agreement will, at the time of shipment, have a remaining shelf life of at least [***] ([***]) months.

4.4	HemoSense will provide to the Distributor reasonable Product support and marketing support including training in demonstration and use of the Products. HemoSense will also supply the Distributor with price lists, literature and support materials, advertising and support of sales programs, as well as after sales service and technical support. HemoSense will establish a [***] that will be funded by [***]% of gross product sales from HemoSense to Distributor. These funds will be utilized exclusively on marketing programs specifically for Distributor. For purposes of this Section 4.4, “Target Sales” means, for each calendar year during the term of this Agreement, the following:

Calendar Year	Target Sales
2005	$[***]

2006	$[***]

2007 (and each calendar year thereafter)	As determined by agreement of the Parties, as necessary to provide appropriate incentives for increase sales

In addition, within sixty (60) days after the end of each calendar year during the term of this Agreement, HemoSense will determine if the gross product sales from HemoSense to Distributor exceeded the Target Sales for such calendar year. Where such Target Sales were exceeded, HemoSense will add to the [***] an additional amount equal to [***] percent ([***]%) of the overall gross product sales from HemoSense to Distributor in the just-completed calendar year. If at such time (that is, within sixty (60) days after the end of each calendar year during the term of this Agreement) the marketing co-op fund includes a surplus funding balance that HemoSense has not utilized, and does not reasonably anticipate utilizing, on marketing programs specifically for Distributor as contemplated under this Section 4.4, HemoSense will issue a credit to Distributor for the surplus amount.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ARTICLE 5 – RECORD KEEPING

The Distributor shall track and record a reasonable level of traceable detail of product sold to the Distributor’s customers under this Agreement. These records will include, but not be limited to customer name, address, Product # detail, price, lot number (for reagents) and serial number (for instruments). Distributor agrees to maintain these records during the term of the Agreement. These records will include monthly sales tracing reports by Product, Product number, sales, and/or account or zip code that will be sent to HemoSense no later then 30 days from the end of a calendar month. These tracings are to be used to provide commission and sales reporting to the HemoSense sales force.

The Parties agree to meet no less than twice yearly for half to full-day reviews of their mutual business. These reviews will be conducted in alternating locations (i.e. alternating between Distributor’s offices and HemoSense’s offices).

ARTICLE 6 – CONFIDENTIALITY

For the purposes of this Article 6, the term “Confidential Information” shall be any information embodying a whole or any portion or phase of any business, scientific or technical information, design, process, procedure, formula, improvement, concept, idea, technique, know-how, market data, and accounting data which both:

(a)	is disclosed by one Party hereto to the other; and

(b)	is secret, confidential, and proprietary to the disclosing Party at the time of disclosure and is marked as such

During the period this Agreement remains in effect and for a period of five (5) years following termination thereof, each Party (except as is explicitly otherwise required, permitted or consistent with the terms hereby) shall keep confidential, shall not use for itself or the benefit of others, and shall not copy or allow to be copied, in whole or in part, any Confidential Information disclosed to such Party by the other.

The obligations of confidentiality imposed upon the Parties by the foregoing Paragraph shall not apply with respect to any alleged Confidential Information which:

(a)	is known to the recipient thereof, as evidenced by said recipient’s written records, prior to receipt thereof from the other Party hereto;

(b)	is disclosed to said recipient after the day hereof by a third party who has the right to make such disclosure;

(c)	is or becomes a part of the public domain through no fault of said recipient; or

(d)	is independently developed by the recipient without the use of the disclosing Party’s confidential information.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ARTICLE 7 – OWNERSHIP OF PROPOSED SERVICES AND RESULTS

Nothing herein shall, or is intended to, grant, assign, or transfer, or shall be construed as granting, assigning, or transferring to HemoSense or Distributor any right, title, and interest of each others technical and business information, commercial practices and procedures, processes, designs and specifications, and computer software including, without specifications, the know-how, copyright, or other intellectual property that both have developed or acquired, or shall develop to acquire in the future, in the operation of their respective business.

ARTICLE 8 – TRANSFER

This Agreement may not be assigned by either Party, except with the written consent of the other Party hereto. This written consent will not be unreasonably withheld by either Party. Notwithstanding the forgoing, HemoSense may transfer or assign this Agreement to a successor of all or substantially all of its business or assets in connection with a merger, asset sale or the like. This Agreement shall inure to the benefit of and be binding upon each of the Parties hereto and their respective heirs, successors, and permitted assigns.

ARTICLE 9 – WARRANTIES AND RETURNS

9.1	HemoSense shall warrant the Products provided hereunder to the end-user customers purchasing the same from Distributor as set forth in the end-user documentation that accompanies the Product when shipped. In no event shall HemoSense be liable to Distributor for any damages caused by delay in providing a remedy under the foregoing warranty

9.2	Except as expressly provided in this Article 9 HemoSense makes, and Distributor and its customers receive, no warranties, express, statutory, implied, or otherwise with respect to the Products, and HemoSense specifically disclaims the implied warranties of merchantability, non-infringement, and fitness for a particular purpose.

ARTICLE 10 – PRICING

The price to Distributor of the Products shall be as set forth on Exhibit D, as amended by HemoSense periodically. DISTRIBUTOR shall be given sixty (60) days’ notice of any price increases; provided that such price increases shall in no event exceed [***] percent per year. Prices for Products added to this Agreement after the Effective Date pursuant to Article 1 shall be as agreed upon between HemoSense and Distributor.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ARTICLE 11 – SHIPPING

HemoSense shall not be responsible to Distributor or any of the Distributor’s accounts for any loss, damage, detention, or delay in shipment resulting from fire, strikes, lockouts, delay in manufacture, delays in transportation or delivery of materials, embargoes, insurrection of riots, civil or military authority, acts of God, acts of Distributor, or any other case beyond its reasonable control.

All prices are F.O.B, Distributor’s single designated shipping facility in the continental United States (the F.O.B. Point). Unless otherwise agreed to in writing in advance by HemoSense, all shipments will be made to Distributor’s office of record. HemoSense shall package the products in accordance with accepted, standard commercial practices for a normal shipment considering the type of item involved and normal risks encountered in shipment. Risk of loss entitled to all products shall pass to Distributor at the F.O.B. Point, unless otherwise specifically agreed to in writing by HemoSense in advance.

ARTICLE 12 – PAYMENT TERMS

All invoice balances for products shipped are due within sixty (60) days after the date of the invoice. All prices are exclusive to any sales use, property or similar taxes, whether federal, state, local, or foreign. Any such tax imposed upon HemoSense is required to be collected by HemoSense upon the sale or delivery of the products shall be promptly reimbursed by DISTRIBUTOR upon demand to HemoSense.

ARTICLE 13 – INDEPENDENT CONTRACTOR

In performing the services the Distributor shall be an independent contractor and not an employee or agent of HemoSense.

ARTICLE 14 – ENTIRE AGREEMENT

This Agreement sets forth the entire Agreement and understanding between the Parties with respect to the subject matter herein and supersedes all other prior and contemporaneous agreements, understanding, representations, and warranties, whether oral or written. This Agreement may not be amended, modified, or altered or any of its provisions waived except in writing and signed by the authorized individual of the Party against whom enforcement is sought.

ARTICLE 15 – COUNTERPARTS

This Agreement is executed in two (2) counterparts, each of which shall for all purposes be deemed an original.

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ARTICLE 16 – GOVERNING LAW/JURISDICTION

All disputes arising in any matter out of or in relation to this Agreement shall be decided in accordance with the laws of the State of Florida.

ARTICLE 17 – SAVING CLAUSE

Any provision of this Agreement, which shall be, or shall be determined to be, invalid shall be ineffective, but such invalidity shall not affect the remaining provisions hereof.

ARTICLE 18 – ARBITRATION

Any dispute arising out of this Agreement or with respect to the interpretation of any provision hereof shall be decided finally by arbitration held in Orlando, Florida (if initiated by HemoSense) or San Francisco, California (if initiated by Distributor) in accordance with the rules of the American Arbitration Association applicable to commercial arbitrations. There shall be three (3) arbitrators unless both Parties agree upon one (1) arbitrator. A decision of the arbitrators shall be final and non-appealable except as provided in the rules of commercial arbitration. Each Party shall share equally the fees and expenses of the American Arbitration Association and shall be responsible for their own legal costs. The agreement to arbitrate shall be specifically enforceable in a court of competent jurisdiction, and any decision of the arbitrators may be entered as a judgment in and enforced by any court of competent jurisdiction. Notwithstanding the foregoing nothing in this Agreement restricts company from obtaining injunctive relief from a court having jurisdiction.

ARTICLE 19 – TERMINATION

19.1	Either Party may terminate this Agreement upon ninety days written notice of a breach by the other Party, if the breach is not cured during that period.

19.2	At any time at least sixty (60) days prior to the expiration of this Agreement’s Initial Term or any Renewal Term thereafter, either Party may terminate this Agreement by providing a notice of non-renewal to the other Party, which termination will take effect as of the expiration of the then-current term.

19.3	This Agreement shall be deemed automatically terminated, in whole or in part, as appropriate, if the right to sell a Product is retracted, cancelled or withdrawn by the government authorities (or any competent agency), or if either Party to the Agreement declares bankruptcy or otherwise becomes insolvent and unable to conduct normal business operations.

19.4	Effect of Termination.

(a)	Accrued Obligations. Expiration or termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either

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Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching Party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

(b)	Inventory. Within ten (10) days after the effective date of termination of this Agreement, Distributor shall use its reasonable efforts to provide HemoSense with a complete inventory of Product in Distributor’s possession, in transit to Distributor from HemoSense or otherwise in Distributor’s control. Upon any expiration or other termination of this Agreement, HemoSense may inspect Distributor’s Product inventory and audit Distributor’s records.

(c)	Return of Materials. All trademarks, marks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind related to the Product or provided by HemoSense shall remain the property of HemoSense. Within thirty (30) days after the effective date of termination of this Agreement, Distributor shall destroy all tangible items bearing, containing, or contained in, any of the foregoing, in its possession or control and provide written certification of such destruction, or prepare such tangible items for shipment to HemoSense, as HemoSense may direct, at Hemosense’s expense. Distributor shall not make or retain any copies of any Confidential Information which may have been entrusted to it. Effective upon the termination of this Agreement, Distributor shall cease to use all trademarks and trade names of HemoSense. During the term of this Agreement and after any termination or expiration of this Agreement, HemoSense shall have the right to continue to use and disclose for any purpose, customer data and other customer information and any and all clinical trial results, if any, and other data relating to the Product and provided by Distributor to HemoSense during the term of this Agreement.

(c)	Last-Time Buy. If HemoSense provides a notice of non-renewal under Section 19.2, then at any time during the period following Distributor’s receipt of HemoSense’s notice until the termination date, Distributor may issue a last-time buy order for Products under this Agreement, provided that the requested delivery schedule for such Products shall not extend for more than ninety (90) days following the termination date.

(d)	Product. Upon termination of this Agreement, Distributor shall be entitled to distribute under the terms of this Agreement all of Distributor’s then-

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existing inventory of Product, and any additional inventory delivered to Distributor under Section 19.4(c) within the ninety (90) day period following termination, provided such inventory is of a reasonable quantity.

(e)	Direct Customer. Upon Distributor’s request within the first 90 days following this Agreement’s termination, HemoSense agrees to discuss in good faith with Distributor implementing an ongoing Direct Customer Agreement which would allow Distributor to purchase Products from HemoSense solely for purposes of supplying such Products to its then-existing consumer customers of the Product (and not for purposes of promotion or sale to any new customers). If the parties are unable to agree upon terms of an ongoing Direct Customer Agreement within [90 days] after commencing negotiations, HemoSense may discontinue such negotiations with no further obligation to Distributor under this Section 19.4(e).

ARTICLE 20 –LIMITATION OF LIABILITY

EXCEPT FOR LIABILITY OF EITHER PARTY TO THE OTHER ARISING OUT OF ARTICLE 6 OR LIABILITY OF DISTRIBUTOR TO HEMOSENSE FOR DISTRIBUTION OF PRODUCT OTHER THEN IS AUTHORIZED UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS, COST OF PROCUREMENT OF SUBSTITUTE GOODS, OR ANY OTHER SPECIAL, INCEDENTAL, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND WHETHER BASED IN CONTRACT, TORT, (INCLUDING NEGLIGENCE), OR OTHERWISE. THE FOREGOING LIMITATIONS SHALL APPLY REGARDLESS OF WHETHER EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED IN THIS AGREEMENT.

ARTICLE 21 – NOTICES

All notices given pursuant to this Agreement shall be sufficient if mailed, postage pre-paid, by certified or registered mail, addressed as set forth in Exhibit C, to the attention of:

(a)	if to HemoSense, Attention: Chief Executive Officer or EVP

(b)	if to DISTRIBUTOR, Attention: Michael Visnich

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In witness whereof, the Parties hereto have caused this Agreement to be executed by their duly authorized officer or representative as of the date first written above.

/s/ Timothy Still	/s/ Michael R. Visnich
Name	Name

EVP Sales & Marketing	C.E.O.
Title	Title

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Exhibit A

Products

In vitro diagnostics and ancillary supplies manufactured or labeled by HemoSense.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Exhibit B

Permitted Distribution Territory, Market Segments, Sales Channels

TERRITORY:

United States of America, and its territories

PERMITTED MARKETS/CHANNELS:

Distributor’s non exclusive right to sell Products under this Agreement is limited to end-user customers within the following markets and channels:

Point-Of-Care Market Segment (POC)

Self-Care Market Segment (SC) and Hospitals

Home Health Care Market Segment

The Permitted Markets/Channels specifically excludes the long-term-care market, including the following:

Free-standing-nursing-home care facilities

Institutional dealers long-term care market

This exclusion shall not, however, be considered to exclude from the Permitted Markets/Channels customers of Distributor that existed under the Original Agreement as of February 28, 2005.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Exhibit C

Billing and Shipping Addresses for the PARTIES

HemoSense, Inc.

651 River Oaks Parkway

San Jose, CA 95134

Quality Assured Services, Inc.

1506 N Orange Blossom Trail

Orlando, Florida 3280

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Exhibit D

2004-2005 QAS Price List

Supplier Prod #	Description: Product Name	Invoice Cost each			Suggested List Price	Contents
0100004	INRatio Professional Kit	$	[	***]	$1,595.00	1 INRatio Meter 1 INRatio Professional User’s Guide 1 Quick Reference Guide	1 Power Supply 50 Lancets 1 Training Video
0100007	INRatio Patient Self-Test Kit	$	[	***]	$1,995.00	1 INRatio Meter 1 INRatio Self-Test User’s Guide 1 Quick Reference Guide 1 Patient Results Log	1 auto-Lancet Device 12 Blood Lancets 1 Starter Kit 4 AA Batteries 1 Carrying Tote
0100071	INRatio Test Strips - Box of 12	$	[	***]	$120.00	12 Test Strips
0100139	INRatio Test Strips - Bulk Pack of 48	$	[	***]	$264.00	48 Test Strips
0100011	Power Supply	$	[	***]	$20.00	1 Power Supply (120v)
0200046	Axiohm Printer	$	[	***]	$350.00	1 Printer 1 Printer Cable 1 Power Transformer	1 User’s Manual 1 Roll of Labels 1 Spindle
0200009	Professional VHS Video	$	[	***]	$10.00
0200120	Self-Test VHS Video	$	[	***]	$10.00
0200133	Self-Test DVD	$	[	***]	$10.00
0200123	INRatio Professional User’s Guide	$	[	***]	$10.00
0200116	INRatio Self-Test User’s Guide	$	[	***]	$10.00
0200077	INRatio Self-Test Healthcare Professional User’s Guide	$	[	***]	$10.00
0200122	12 Unilet GP Lancets (21g) for use in auto-Lancet Device	$	[	***]	$3.50
0200138	100 Unilet GP Lancets (21g) for use in auto-Lancet Device	$	[	***]	$12.50
0200121	auto-Lancet Device	$	[	***]	$10.00
0200016	Carrying Tote	$	[	***]	$19.95
0200083	Patient Results Log 3 Pack	$	[	***]	$3.50
0902009	50 “Unistik 2” Single Use Lancets (21g)	$	[	***]	$10.50
0200235	MicroSafe Capillary Tubes, 15 µL, Bag of 50	$	[	***]	$10.00

Additional Notes

HemoSense, Inc. must provide a process that assures the ability to erase prior results when exchanging QAS owned “fleet” monitors between users.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.